SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 29, 1997





                         WESTERN MICRO TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                      0-11560                  94-2414428
----------------------------         ------------         ----------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)




     254 East Hacienda Avenue, Campbell, CA                     95008
    ----------------------------------------                 ----------
    (Address of principal executive offices)                 (Zip Code)



                                 (408) 379-0177
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

Item 5.    OTHER EVENTS.

         On August 29, 1997, Western Micro Technology, Inc. (the "Registrant") issued the press release attached hereto as Exhibit 99.1 and incorporated by reference. The press release related to the Company's announcement that it had signed an amendment, attached hereto as Exhibit 2.1 and incorporated by reference (the "Amendment"), with the stockholders of Star Management Services, Inc. ("Star") to extend the closing date of the proposed acquisition by the Registrant of the outstanding capital stock of Star (the "Acquisition") as set forth in the Stock Purchase Agreement dated as of June 4, 1997 (filed as Exhibit
2.1 to Amendment No. 2 of the Registrant's Current Report on Form 8-K filed on July 16, 1997) as amended by the letter agreement dated July 22, 1997 (together the "Amended Purchase Agreement") from August 31, 1997 to September 5, 1997.

         On September 5, 1997, the Company signed a second amendment, attached hereto as Exhibit 2.2 and incorporated by reference (the "Second Amendment") with the stockholders of Star to extend the closing date of the Acquisition from September 5, 1997 to September 30, 1997.

         The following table sets forth selected unaudited pro forma combined financial information of the Company and Star at the dates and for the fiscal year ended December 31, 1996 and six-month period ended June 30, 1997. The pro forma information contained herein supersedes in their entirety the pro forma information contained in Amendment No. 1 and Amendment No. 2 to the Registrant's Current Report on Form 8-K dated June 18, 1997 and July 16, 1997, respectively and in the Registrant's Current Report on Form 8-K dated July 23, 1997. The pro forma information is presented for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Star Acquisition had been consummated at the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position. The parties intend that the Star Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion Number 16. For pro forma purposes, the Star financial data covers the approximate comparable financial reporting periods used by the Company (see footnote 1 below).


UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
------------------------------------------------

                                     Year Ended December 31, 1996 (1)           Six Months Ended June 30, 1997 (1)
                              -------------------------------------------   -------------------------------------------
                              Western               Pro Forma   Pro Forma   Western               Pro Forma   Pro Forma
                               Micro       Star    Adjustments   Combined    Micro       Star    Adjustments  Combined
                              -------     ------   -----------  ---------   -------     ------   -----------  ---------
                                                        (in thousands, except per share data)

Net sales(A)................   $131,697    $76,495  $     --      $208,192  $ 75,836     $42,398 $      --     $118,234
Cost of goods sold..........    114,389     66,383        --       180,772    63,274      36,982        --      100,256
                               --------    -------  --------      --------   -------     -------  --------     --------
Gross profit................     17,308     10,112        --        27,420    12,562       5,416        --       17,979

Selling, general and
    administrative expenses,
    including amortization..     14,123      7,217     2,617 (2)    20,645    10,603       3,772     1,309 (2)   14,606
                                                      (2,312)(3)                                      (578)(3)
                                                      (1,000)(4)                                      (500)(4)
                              ---------    -------  --------     ---------   -------    --------  --------     --------

Operating income............      3,185      2,895       695         6,775     1,959       1,644      (231)       3,372
                              ---------    -------  --------     ---------   -------    --------  --------     --------

Interest expense............        978         81     4,071 (5)     5,130       928          --     2,036 (5)    2,964
Other expense (income)......       (407)        --        --          (407)     (231)         --        --         (231)
Income tax expense..........        276        963      (418)(6)       821       312          --       (56)(6)      256
                              ---------   -------- --------      ---------  --------     -------  --------     --------

Net income(B)...............  $   2,338    $ 1,851 $  (2,958)    $   1,231  $    950     $ 1,644  $ (2,210)    $    384
                              =========    ======= =========     =========  ========     =======  ========     ========

Net income per share:(C)
   -- Primary...............     $ 0.51     $   --    $   --        $ 0.25  $   0.19     $    --  $     --     $   0.07
   -- Fully diluted.........       0.50         --        --          0.24      0.19          --        --         0.07

Number of shares used in per share calculations:
   -- Primary...............      4,510         --       460 (7)     4,970     5,080          --       460 (7)    5,540
   -- Fully diluted.........      4,663         --       460         5,123     5,106          --       460        5,566


----------

(1) For purposes of the pro forma combined data, Star's financial data for its fiscal year ended October 31, 1996 and its fiscal six months ended April 30, 1997 have been combined with the Company's financial data for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, respectively.
(2) Increase in amortization of goodwill and other intangibles associated with the Star Acquisition.
(3) Reduction in Star's executive compensation to reflect Star Acquisition.
(4) Cost reductions as a result of consolidation of certain facilities and elimination of duplicate back-office functions.
(5) Increase in interest expense associated in connection with the placement of $15,7000,000 of subordinated debt and a $10,000,000 sneior secured note to be incurred to finance the Star Acquisition, and $6,500,000 original principal amount of notes proposed to be issued to the selling stockholders in the Star Acquisition ("Seller Notes").
(6) Tax adjustment to reflect 40% overall tax rate applicable to pro forma results.
(7) Issuance of restricted Common Stock as consideration in proposed Star Acquisition.
(A) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net sales of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been approximately $246,914,000 and $139,138,000, respectively.
(B) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net income of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 would have been approximately $3,264,000 and $1,769,000, respectively.
(C) If the IRA Agreement had been entered into as of the beginning of the periods indicated, the Company believes that the pro forma combined net income per share of the Company would have been, for the year ended December 31, 1996, approximately $.47 (Primary) and $.46 (Fully Diluted) and, for the six months ended June 30, 1997, approximately $.24 (Primary) and $.24 (Fully Diluted).


UNAUDITED PRO FORMA BALANCE SHEET DATA AT JUNE 30, 1997(1)
----------------------------------------------------------

                                          Western                                 Pro Forma           Pro Forma
                                           Micro                Star             Adjustments          Combined
                                          -------              ------            -----------          ---------
                                                                     (in thousands)

Working capital.....................             7,997               4,390           (25,607)(2)          (13,220)
Net trade accounts receivable.......            36,869               8,297            (1,000)(3)           44,166
Inventories.........................            19,542               5,597              (500)(4)           24,639
Total assets........................            69,407              20,673            50,385 (5)          140,465
Long-term debt......................               662                  --            23,453 (6)           24,115
Stockholders' equity................            19,051               5,079             2,825 (7)           26,955


----------

(1) For purposes of the pro forma combined data, Star's financial data at April 30, 1997 have been combined with the Company's financial data at June 30, 1997.
(2) Increase in accounts receivable and inventory reserves estimated at $1,500,000, required increase in short-term borrowings under new Revolver of $13,543,000, increase in current portion of long-term debt of $4,649,000 to reflect amortization of overadvance facility and $3,377,000 to reflect discounted current portion of Seller Notes and an increase in accrued expenses of $2,538,000 to reflect Star acquisition costs.
(3) Estimated increase in accounts receivable reserves.
(4) Estimated increase in inventory reserves.
(5) Increase in goodwill and other intangibles net of $1,500,000 increase in specific balance sheet reserves.
(6) Increase in overadvance of $5,351,000, in Seller Notes of $3,102,000, and in subordinated debt of $15,000,000.
(7) Issuance of $4,169,900 in restricted Common Stock to Seller at closing and increase of $1,875,000 attributable to warrants which the Company believes it will be required to issue in connection with the placement of the subordinated debt to be incurred to finance the Star Acquisition, net of a $3,219,000 reduction to reflect a transfer of $2,500,000 net assets at closing.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)   Exhibits.

                2.1  Amendment to Stock Purchase Agreement by and among Harvey
                     E. Najim, Carlton Joseph Mertens II and Western Micro Technology, Inc. dated August 29, 1997.

                2.2 Second Amendment to Stock Purchase Agreement by and among Harvey E. Najim, Carlton Joseph Mertens II and Western Micro Technology, Inc. dated September 5, 1997. Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.


                99.1 Press Release dated August 29, 1997.

                                    SIGNATURE
                                    ---------


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: September __, 1997

                                     WESTERN MICRO TECHNOLOGY, INC.



                                     By           /s/ James W. Dorst
                                        ----------------------------------------
                                                    James W. Dorst
                                                Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------



      Exhibit No.                       Description
      -----------                       -----------


          2.1 Amendment to Stock Purchase Agreeement by and among Harvey Najim, Carlton Joseph
                          Mertens II and Western Micro Technology,
                          Inc. dated August 29, 1997.


          2.2             Second Amendment to Stock Purchase
                          Agreement by and among Harvey Najim,
                          Carlton Joseph Mertens II and Western Micro
                          Technology, Inc. dated September 5, 1997.
                          Schedules to this Agreement omitted from this report will be furnished to the Securities and Exchange Commission upon request.


         99.1             Press Release dated August 29, 1997.